As filed with the Securities and Exchange Commission on May 14, 2010
Registration No. 033-81214

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________________
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_____________________________
Tandy Leather Factory, Inc.
(Exact name of registrant as specified in its charter)
_____________________________
Delaware	5199	75-2543540
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1900 Southeast Loop 820
Fort Worth, Texas 76140
(817) 872-3200
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_____________________________

EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST OF
THE LEATHER FACTORY, INC.
(Full title of the plan)
_____________________________

Jon Thompson
Chief Executive Officer and President
Tandy Leather Factory, Inc.
1900 Southeast Loop 820
Fort Worth, Texas  76140
(817) 872-3200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
_____________________________

Copy To:

Douglas W. Clayton
Cantey Hanger LLP
Southlake Town Square
181 Grand Avenue, Suite 222
Southlake, Texas 76092
 (817) 877-2000
Fax: (817) 333-2990

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ⁮		Accelerated filer ⁮
Non-accelerated filer ☑	(Do not check if smaller reporting company)	Smaller reporting company ⁮

This post−effective amendment will become effective in accordance with the provisions of Section 8(c) of the Securities Act.

EXPLANATORY NOTE; TERMINATION OF REGISTRATION STATEMENT

On July 6, 1994, Tandy Leather Factory, Inc. (formerly known as The Leather Factory, Inc., the “Company”), filed with the Securities and Exchange Commission a registration statement on Form S-8, File No. 33-81214 (the “Registration Statement”), registering 1,000,000 shares of the Company’s common stock, par value $0.0024 per share, for issuance in connection with the Company’s Employee Stock Ownership Plan and Trust, dated February 22, 1994, effective as of October 1, 1993 (the “Plan”). The Company has terminated the Plan, and consequently, is filing this Post-Effective Amendment No.1 to the Registration Statement to similarly terminate the Registration Statement. All shares of the Company’s common stock registered under the Registration Statement have been issued.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on this 14th day of May, 2010.

                                  TANDY LEATHER FACTORY, INC.

By:	/s/ Jon Thompson
Jon Thompson
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on this 14th day of May, 2010 by the following persons in the capacities indicated:

Signature	Title
/s/ Wray Thompson	Chairman of the Board
Wray Thompson

/s/ Jon Thompson	Chief Executive Officer , President and Director
Jon Thompson	(Principal Executive Officer)

/s/ Shannon L. Greene	Chief Financial Officer, Treasurer & Director
Shannon L. Greene	(Principal Financial and Accounting Officer)

*	Director
T. Field Lange

*	Director
Joseph R. Mannes

*	Director
L. Edward Martin III

*	Director
Michael A. Nery

* By: /s/ Shannon L. Greene
Shannon L. Greene
Attorney-in-fact